Exhibit 10.10(a)

AMENDMENT 1
TO
SERIES B SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT 1 TO THE SECURITIES PURCHASE AGREEMENT (this “Amendment”) is made as of November 1, 2009, by and among HEALTH DISCOVERY CORPORATION, a Georgia corporation (the “Company”), and the investors listed on the signature page hereto (the “Purchasers”).

WHEREAS, the Company and the Purchasers executed a Securities Purchase Agreement (the “Agreement”) pursuant to which the Company has issued and sold to the Purchasers shares (the “Shares”) of Series B Preferred Stock of the Company (the “Preferred Stock”);

WHEREAS, the Company and the Purchasers would like to amend the Agreement to increase the Maximum Amount of Additional Shares (each as defined in the Agreement) that may be sold under the Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements herein, the Company and the Purchasers hereby agree as follows:

1.1  Amendment to the Agreement.  Section 1.3(a) of the Agreement shall be deleted and replaced with the following:

   1.3  Sale of Additional Shares.

a.            After the Initial Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement (subject to equitable and proportional adjustment in the event of any stock dividend, stock split, reverse stock dividend or reverse stock split, or any capital reorganization or recapitalization or similar event affecting the common stock of the Company, which becomes effective after the date of this Agreement and on or before the Closing Date), additional shares of Series B Preferred Stock (the “Additional Shares”) to one or more purchasers (the “Additional Purchasers”) in one or more subsequent closings provided that (i) such subsequent sales, together with the sales to the Purchasers, do not result in gross proceeds to the Company of greater than $1,650,000 (the “Maximum Amount”), (ii) such subsequent sales are consummated on or prior to December 31, 2009, and (iii) each Additional Purchaser shall become a party to this Agreement, as defined below, by executing and delivering a counterpart signature page to this Agreement.  Schedule A to this Agreement shall be updated to reflect the number of Additional Shares purchased at each such Closing and the parties purchasing such Additional Shares.

1.2  Amendment to the Certificate of Incorporation.  To provide for the sale of the Additional Shares, the Company shall amend, and the Purchasers hereby consent to the amendment of, the Company’s  Certificate of Incorporation to increase the number of preferred shares designated as Series B Preferred Stock to 20,625,000, and make all requisite conforming changes to reflect the increase in the number of Additional Shares, including increasing the percentage of Company Net Revenue (as defined in the Certificate of Incorporation) subject to the special dividend to 15%.

1.3  Entire Agreement.  This Amendment, together with the Agreement and the Schedules and Exhibits thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.  The Agreement, except as amended hereby, remains in full force and effect in accordance with its terms.

1.4  Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

1.5  Successors and Assigns; Assignability; No Third-Party Beneficiaries.  Neither this Amendment nor any right, remedy, obligation or liability arising hereunder, or by reason hereof, shall be assignable by the Purchasers without the prior written consent of the Company; provided, however, that each Purchaser may assign any of its rights under this Agreement to any of its affiliates.  If this Amendment is assigned, all covenants contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.  This Amendment is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

1.6  Counterparts; Execution.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Securities Purchase Agreement to be duly executed by their respective authorized persons as of the day and year below.

HEALTH DISCOVERY CORPORATION

By:
Name:
Title:
Date:

PURCHASERS:

By:
Name:
Date:

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